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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into as of June 4, 2001 between John Hundley, an individual ("Executive"), and High Speed Access Corp., a Delaware corporation (the "Company").


                                    RECITALS

               A. The Company desires to employ Executive as its Senior Vice President of Business Development and the Executive desires to serve as an employee of the Company in that capacity.

               B. The Company and Executive desire to set forth the terms and conditions of Executive's employment with the Company in this Agreement.

                                    AGREEMENT

         THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

         1. Employment. The Company shall employ Executive in the position of Senior Vice President of Business Development as such position has been defined in terms of responsibilities and compensation as of the effective date of this Agreement. Subject to Section 6.F of this Agreement, the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board (the "Committee") shall have the right, at any time or from time to time, to revise such responsibilities and compensation as the Board or the Committee in its discretion may deem necessary or appropriate. Executive shall comply with and be bound by the Company's operating policies, procedures and practices in effect as of the date hereof. During the term of Executive's employment with the Company, Executive shall continue to devote his full time, skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and Executive shall use his best efforts to further the business of the Company and its affiliated entities; provided, however, that Executive may serve on boards of directors or trustees of other companies or organizations so long as such services do not materially interfere with the performance of his duties hereunder and provided further that (i) if a Change in Control (as such term is defined in Section 7.E of this Agreement) has not occurred, [a] such service as a director or trustee is fully disclosed to the Committee by Executive, [b] such service as a director or trustee is consistent with the existing policies of the Company, including, without limitation, any ethics or conflict of interest policies then in effect, and [c] the Committee approves such service by Executive as a director or trustee, or (ii) if a Change in Control has occurred, [x] such service as a director or trustee is fully disclosed to the Committee or any successor thereto by Executive and [y] such service as a director or trustee is consistent with the existing policies of the Company, including, without limitation, any ethics or conflict of interest policies then in effect.



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         2. Term. The employment of Executive pursuant to this Agreement shall commence on the date of this Agreement and continue for a one year period thereafter (the "Employment Term"). The Employment Term may be terminated at any time as provided in Section 6 hereof. Unless previously terminated, the Employment Term shall automatically renew at the end of the initial term and each subsequent term thereafter for an additional one-year period; provided that, subject to Section 6.A of this Agreement, the Company may elect to terminate this Agreement as of the end of the Employment Term, or any renewal thereof, by written notice to Executive not less than sixty (60) days prior to the end of the respective term.

         3. Salary. As compensation for the services rendered by Executive under this Agreement, the Company shall pay to Executive a base salary ("Base Salary") initially equal to $13,733.34 per month, payable to Executive in accordance with the Company's payroll practices as in effect from time to time during the Employment Term. Subject to Section 6.F of this Agreement, the Base Salary shall be subject to periodic adjustments by the Board or the Committee, in the sole discretion of the Board or the Committee.

         4. Bonus. In addition to his Base Salary, Executive shall be entitled to participate in the Company's existing executive bonus program and such other bonus and incentive plans as the Company may establish for the benefit of a class of executives that includes Executive. The annual target bonus shall be established by the Board or the Committee, in the sole discretion of the Board or the Committee, and shall be payable based on achievement of specified Company and individual objectives established by the Board or the Committee. Executive's target bonus for each fiscal year of the Company on an annualized basis has been set at 50% of Executive's Base Salary. Such bonus shall be payable within thirty
(30) days following the issuance of the Company's audited financial statements for the preceding fiscal year.

         5. Executive Benefits.

               A. Employee and Executive Benefits. Executive will be entitled to receive all benefits provided to senior executives and employees of the Company generally from time to time, including participation in 401(k), medical, dental, life insurance and short-term and long-term disability plans, so long as and to the extent the same exist; provided, that in respect of each such plan Executive is otherwise eligible and insurable in accordance with the terms of such plans.

               B. Vacation, Sick Leave and Holidays. Executive shall be entitled to vacation, sick leave and holidays in accordance with the policies of the Company and its subsidiaries as they exist from time to time. Vacation, which is not used during any calendar year, will not roll over to the following year.

               C. Acceleration of Stock Options. Notwithstanding the provisions of a stock option plan or option or restricted stock agreement to the contrary, if Executive's employment is terminated by the Company following a Change in Control involuntarily and without Business Reasons (as defined in Section 7.A hereof), all options to purchase shares of common stock of the Company which may be granted to Executive under the Company's 1999 Stock Option Plan shall immediately vest and become exercisable, and all restrictions on any restricted stock granted to Executive shall immediately lapse.


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         6. Termination. This Agreement and the Employment Term may be
terminated at any time by Executive or the Company as provided in this Section
6.

               A. Involuntary Termination by Company. If at any time during the Employment Term other than within 12 months following a Change in Control, (i) the Company terminates the employment of Executive involuntarily and without Business Reasons or (ii) the Company notifies Executive in writing of its intention to terminate this Agreement as of the end of the Employment Term or renewal thereof pursuant to Section 2 hereof without Business Reasons, then Executive shall be entitled to receive the following: (A) Base Salary and vacation accrued through the Termination Date (as defined in Section 7.C hereof) plus continued Base Salary for a period of 12 months following the Termination Date (the "Severance Period"), payable in accordance with the Company's regular payroll schedule as in effect from time to time, (B) any bonus payment previously fixed and declared by the Board or the Committee on behalf of Executive and not previously paid to Executive, (C) the right to exercise for one year following the Termination Date (or such longer period as may be provided in the applicable stock option plan or agreement) all outstanding stock options held by Executive, but only to the extent such options were vested as of the Termination Date, (D) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation of substantially similar benefits, through a third party carrier, at the Company's election), for a period of not less than 18 months (or such longer period as may be required by COBRA), provided that Executive makes the necessary conversion, with the cost of such benefits to be paid by the Company during the Severance Period, and by Executive for any period beyond the Severance Period, and (E) no other compensation, severance or other benefits. Notwithstanding the foregoing, however, if Executive violates the provisions of Section 8 of this Agreement during the Severance Period, the Company shall not be required to continue to pay the salary or bonus specified in clause (A) or (B) hereof for any period following the Termination Date, and in such event Executive shall be obligated to repay to the Company any amounts previously received pursuant to clause (A) or (B) hereof, to the extent the same relate to any period following the Termination Date.

               B. Termination for Death or Disability. If during the Employment Term, Executive's employment shall be terminated by reason of death or Executive shall become unable to perform his duties as an employee as a result of incapacity, which gives rise to termination of employment for Disability (as defined in Section 7.B hereof), then Executive or his estate shall be entitled to receive the following: (A) Base Salary and vacation accrued through the Termination Date only, (B) any bonus payment previously fixed and declared by the Board or the Committee on behalf of Executive and not previously paid to Executive, (C) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation of substantially similar benefits, through a third party carrier, at the Company's election), for a period of not less than 18 months (or such longer period as may be required by COBRA), provided that Executive makes the necessary conversion, with the cost of such benefits to be paid by Executive, (D) the right to exercise for one year following the Termination Date (or such longer period as may be provided in the applicable stock option plan or agreement) all outstanding stock options held by Executive, but only to the extent such options were vested as of the Termination Date, (E) such other benefits upon death or Disability, as the case may be, as may then be established under the Company's then-existing severance and benefit plans and policies at the time of such Disability or death, and (F) no other compensation, severance or other benefits.



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Notwithstanding the foregoing, the Executive shall be entitled to receive that portion of his Base Salary for a period of sixty (60) days from the Termination Date, payable in accordance with the Company's regular payroll practices, only and to the extent necessary so that, when included with the amounts, if any, that Executive shall receive from the Company's then existing severance and short-term disability or other benefit plans and policies at the time of Executive's Disability, Executive shall receive an amount equal to the amount Executive would have received (calculated on an after-tax basis) had Executive continued to receive his Base Salary for a period of sixty (60) days following the Termination Date.

               C. Voluntary Termination or Termination for Business Reasons. If during the Employment Term (i) Executive voluntarily terminates his employment or elects not to extend the Employment Term (other than pursuant to Section 6.E of this Agreement), or (ii) Executive is terminated involuntarily for Business Reasons, then in any such event Executive shall be entitled to receive the following: (A) Base Salary and accrued vacation through the Termination Date only, (B) the right to exercise for thirty (30) days following the Termination Date (or such longer or shorter period as may be provided in the applicable stock option plan or agreement) all outstanding stock options held by Executive, but only to the extent such options were vested as of the Termination Date, (C) to the extent COBRA shall be applicable to the Company, continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation of substantially similar benefits through a third party carrier, at the Company's election), for a period of 18 months (or such longer period as may be applicable under the Company's policies then in effect) following the Termination Date provided that Executive makes the appropriate conversion and payments, and (D) no further severance, benefits or other compensation.

               D. Termination by Company Following Change in Control. If at any time during the Employment Term and within 12 months of a Change in Control, (i) the Company terminates the employment of Executive involuntarily and without Business Reasons or (ii) the Company notifies Executive in writing of its intention to terminate this Agreement as of the end of the Employment Term or renewal thereof pursuant to Section 2 hereof without Business Reasons, then Executive shall be entitled to receive the following: (A) Base Salary and vacation accrued through the Termination Date plus continued Base Salary for a period of 12 months following the Termination Date (the "Severance Period"), payable in accordance with the Company's regular payroll schedule as in effect from time to time, (B) any bonus payment previously fixed and declared by the Board or the Committee on behalf of Executive and not previously paid to Executive, (C) the right to exercise for one year following the Termination Date (or such longer period as may be provided in the applicable stock option plan or agreement) all outstanding stock options held by Executive, (D) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation of substantially similar benefits, through a third party carrier, at the Company's election), for a period of not less than 18 months (or such longer period as may be required by COBRA), provided that Executive makes the necessary conversion, with the cost of such benefits to be paid by the Company during the Severance Period and by Executive for any period beyond the Severance Period, and (E) no other compensation, severance or other benefits. Notwithstanding the foregoing, however, if Executive violates the provisions of Section 8 of this Agreement during the Severance Period, the Company shall not be required to continue to pay the salary or bonus specified in clause (A) or (B) hereof for


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any period following the Termination Date, and in such event Executive shall be obligated to repay to the Company any amounts previously received pursuant to clause (A) or (B) hereof, to the extent the same relate to any period following the Termination Date.

               E. Termination by Executive Following Change in Control. In the event Executive's employment is not terminated by the Company during the first 12 months following a Change in Control as provided in paragraph D above, Executive may terminate this Agreement upon sixty (60) days notice to the Company during the period beginning on the first anniversary of the Change in Control and ending on the 60th day following such first anniversary. In the event Executive elects to so terminate this Agreement, then Executive shall be entitled to receive the following: (A) Base Salary and vacation accrued through the Termination Date plus continued Base Salary for a period of 12 months following the Termination Date (the "Severance Period"), payable in accordance with the Company's regular payroll schedule as in effect from time to time, (B) any bonus payment previously fixed and declared by the Board or the Committee on behalf of Executive and not previously paid to Executive, (C) the right to exercise for one year following the Termination Date (or such longer period as may be provided in the applicable stock option plan or agreement) all outstanding stock options held by Executive, (D) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation of substantially similar benefits, through a third party carrier, at the Company's election), for a period of not less than 18 months (or such longer period as may be required by COBRA), provided that Executive makes the necessary conversion, with the cost of such benefits to be paid by the Company during the Severance Period, and by Executive for any period beyond the Severance Period, and (E) no other compensation, severance or other benefits. Notwithstanding the foregoing, however, if Executive violates the provisions of
Section 8 of this Agreement during the Severance Period, the Company shall not be required to continue to pay the salary or bonus specified in clause (A) or
(B) hereof for any period following the Termination Date, and in such event Executive shall be obligated to repay to the Company any amounts previously received pursuant to clause (A) or (B) hereof, to the extent the same relate to any period following the Termination Date.

               F. Constructive Termination. Notwithstanding anything contained in this Agreement to the contrary, in the event of a Constructive Termination (as defined in Section 7.D below), the Company shall be deemed to have terminated Executive involuntarily and without Business Reasons.

               G. Exclusivity. The provisions of this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, either at law, tort or contract, in equity, or under this Agreement, in the event of any termination of Executive's employment. Executive shall be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in paragraphs A, B, C, D or E of this Section 6, whichever shall be applicable.

         7. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:



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               A. Business Reasons. "Business Reasons" shall mean (i) any act of personal dishonesty taken by Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of Executive, (ii) commission of a felony or other offense which involves moral turpitude or is otherwise injurious to the Company, (iii) a willful act by Executive which constitutes gross misconduct and which is injurious to the Company, (iv) material breach of this Agreement by Executive, including (A) any material breach of the provisions of Sections 8, 9 or 10 hereof, or (B) continued violation by Executive of Executive's obligations under Section 1 of this Agreement that are demonstrably willful and deliberate on Executive's part after there has been delivered to Executive a written demand for performance from the Company which describes the basis for the Company's belief that Executive has not substantially performed his duties.

               B. Disability. "Disability" shall mean that Executive has been unable to perform his duties as an employee as the result of Executive's incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

               C. Termination Date. "Termination Date" shall mean (i) if this Agreement is terminated on account of death, the date of death; (ii) if this Agreement is terminated for Disability, sixty (60) days after the Company provides notice to Executive of the determination that a Disability exists;
(iii) if this Agreement is otherwise terminated by the Company, the termination date specified in the notice of termination given by the Company to Executive;
(iv) if the Agreement is terminated by Executive, the termination date specified in the notice of termination given by Executive to the Company; or (v) if this Agreement expires by its terms, then the last day of the term of this Agreement.

               D. Constructive Termination. A "Constructive Termination" shall be deemed to occur if (i) without the consent of Executive, (A) there is a significant reduction in Executive's duties, authorities and responsibilities or
(B) Executive is required to relocate his place of employment, other than a relocation within fifty (50) miles of Executive's current business location, or
(C) there is a reduction of more than 10% of Executive's Base Salary or target bonus percentage and (ii) within the thirty (30) day period immediately following any such change or reduction, Executive elects to terminate his employment voluntarily.

               E. Change in Control. A "Change in Control" shall be deemed to have occurred if:

                  [1] For so long as any Control Shareholder or any of its affiliates shall remain the "Beneficial Owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of securities of the Company that represent 20% or more of the total voting power represented by the Company's then outstanding voting securities, a "Change in Control" shall be deemed to have occurred if:


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                           [a] Any "Person" (as such term is used in Sections
                  13(d) and 14(d) of the Exchange Act, but excluding the Control Shareholder or any of its affiliates other than an Excluded Affiliate) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities;

                           [b] The consummation of the sale or disposition by
                  the Company of all or substantially all of the Company's assets;

                           [c] The consummation of a merger or consolidation of
                  the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 70% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (B) in which Control Shareholder or any of its affiliates would continue to be the Beneficial Owner of securities representing at least 20% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation and no other Person would be the Beneficial Owner of securities that represent 20% or more of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

                           [d] Notwithstanding the provisions of paragraph (c)
                  above, the consummation of a merger or consolidation of the Company with an Excluded Affiliate or any entity in which an Excluded Affiliate beneficially owns, directly or indirectly, 50% or more of the total voting power of the outstanding securities or the equity interests; or

                           [e] The Board adopts a resolution to the effect that,
                  for purposes of this Agreement, a Change in Control has occurred.

                  [2] At any time on or after the date Control Shareholder or any of its affiliates no longer is the Beneficial Owner of securities of the Company that represent 20% or more of the total voting power represented by the Company's then outstanding voting securities, a Change in Control shall be deemed to have occurred if:

                           [a] any "Person," (as such term is used for purposes
                  of Section 13(d) or 14(d) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or
                  (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act),


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                  directly or indirectly, of securities of the Company
                  representing 25% or more of the combined voting power of the Company's then outstanding securities;

                           [b] during any period of twenty-four (24) months (not
                  including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 7.E(ii)(a), (c) or (d) hereof, (B) a director nominated by any Person who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities other than a Control Shareholder) cease for any reason to constitute at least a majority thereof;

                           [c] the stockholders of the Company approve any
                  transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity;

                           [d] the stockholders of the Company approve a plan of
                  complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                           [e] the Board adopts a resolution to the effect that,
                  for purposes of this Agreement, a Change in Control has occurred.

         Notwithstanding the foregoing provisions of (i) and (ii) above, the offer and sale of up to approximately $125 million of preferred stock by the Company in a private placement shall not constitute a Change in Control for purposes of this Agreement.

               F. Control Shareholder. "Control Shareholder" shall mean any Person, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, that, as of the date of this Agreement, is the Beneficial Owner directly or indirectly of securities of the Company


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representing 25% or more of the combined voting power of the Company's outstanding securities, and any affiliates thereof.

               G. Excluded Affiliate. "Excluded Affiliate" means any affiliate of the Control Shareholder on the date of this Agreement which on the date of this Agreement was filing reports with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

         8. Non-Disclosure of Confidential Information; Non-Solicitation.

               A. Executive acknowledges that during the course of his employment and performance of this Agreement, he has obtained or will obtain the Confidential Information (as defined in paragraph F below) relating to the business of the Company and its subsidiaries. Executive acknowledges that the Confidential Information is a valuable asset of the Company and its subsidiaries which could be used by Executive on behalf of a competitor of the Company to the substantial detriment of the Company. Executive also acknowledges that during the course of his employment and performance of this Agreement, Executive will develop important relationships with customers and employees of the Company. Executive acknowledges and agrees that the restrictive covenants contained in this Section 8 are reasonable and necessary to protect the legitimate business interests and goodwill of the Company.

               B. Executive agrees that he will protect the Confidential Information and will not disclose or use at any time, except in the performance of his duties pursuant to this Agreement, any Confidential Information without the written consent of the Board. Executive agrees to deliver to the Company at the end of the Employment Term, or at any other time that the Company may request, all memoranda, notes, plans, records, documentation and other materials (and copies thereof) containing Confidential Information relating to the business of the Company and its subsidiaries, no matter where such material is located and not matter what form the material may be in, which Executive may then possess or have under his control. If requested by the Company, Executive shall provide to the Company written confirmation that all such materials have been delivered to the Company or have been destroyed. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Notwithstanding the foregoing, Executive may make such disclosures as may be required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, provided that Executive shall promptly notify the Company of any such subpoena to provide the Company an opportunity to protect its interests.

               C. For a period commencing on the date hereof and continuing for the greater of (i) 6 months following the Termination Date or (ii) any Severance Period, Executive shall not (a) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (b) hire directly or through another entity any person who was an employee of the Company or any subsidiary at any time during the Employment Term, (c) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier,



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licensee or business relation and the Company or any subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary, or (d) directly or indirectly, as an employee, officer, director, consultant or otherwise, provide services to any of @home, Roadrunner, Earthlink, Juno, or any division of a company, which division's primary business is the provision of high speed internet connectivity through residential cable modems, or any successor to any of the foregoing (unless such entity shall have acquired the Company pursuant to a Change in Control transaction, in which case the provisions of this subsection
(d) shall not apply with respect to such entity).

               D. Executive agrees that these restrictions on competition and solicitation shall be deemed to be a series of separate covenants not-to-compete and a series of separate non-solicitation covenants for each month within the specified periods any separate covenants not-to-compete and non-solicitation covenants for each state within the United States and each country in the world. If any court of competent jurisdiction shall determine any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, such remaining covenants shall nonetheless be enforceable by such court against such other party or parties or upon such shorter term or within such lesser scope as may be determined by the court to be enforceable.

               E. Because Executive's services are unique and because Executive has access to Confidential Information and strategic plans of the Company of the most valuable nature, the parties agree that the covenants contained in this
Section 8 are necessary to protect the value of the business of the Company and that a breach of any such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law. The parties agree therefore that in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof. The existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the provisions of this Section 8.

               F. "Confidential Information" shall mean information which is not generally known to the public and which is used, developed, or obtained by the Company or its subsidiaries relating to the businesses of any of the Company and its subsidiaries or the business of any customer thereof including, but not limited to: products or services; fees, costs and pricing structure; designs; analyses; formulae; drawings; photographs; reports; computer software, including operating systems, applications, program listings, flow charts, manuals and documentation; databases; accounting and business methods; inventions and new developments and methods, whether patentable or unpatentable and whether or not reduced to practice; all copyrightable works; the customers of any of the Company and its subsidiaries and the Confidential Information of any customer thereof; and all similar and related information in whatever form. Confidential Information shall not include any information which (i) was rightfully known by Executive prior to the Employment Term; (ii) is publicly disclosed by law or in response to an order of a court or governmental agency; (iii) becomes publicly available through no fault of Executive or (iv) has been published in a form generally available to the public prior to the date upon which Executive proposes to disclose such information. Information shall not be deemed to


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have been published merely because individual portions of the information have been separately published, but only if all the material features comprising such information have been published in combination.

         9. Inventions and Patents. In the event that Executive, as a part of Executive's activities on behalf of the Company, generates, authors or contributes to any invention, new development or method, whether or not patentable and whether or not reduced to practice, any copyrightable work, any trade secret, any other Confidential Information, or any information that gives any of the Company and its subsidiaries an advantage over any competitor, or similar or related developments or information related to the present or future business of any of the Company and its subsidiaries (collectively "Developments and Information"), Executive acknowledges that all Developments and Information are the exclusive property of the Company. Executive hereby assigns to the Company, its nominees, successors or assigns, all rights, title and interest to Developments and Information. Executive shall cooperate with the Board to protect the interests of the Company and its subsidiaries in Developments and Information. Executive shall execute and file any document related to any Developments and Information requested by the Board including applications, powers of attorney, assignments or other instruments which the Board deems necessary to apply for any patent, copyright or other proprietary right in any and all countries or to convey any right, title or interest therein to any of the Company's nominees, successors or assigns.

         10. No Conflicts. Executive agrees that in his individual capacity he will not enter into any agreement, arrangement or understanding, whether written or oral, with any supplier, contractor, distributor, wholesaler, sales representative, representative group or customer, relating to the business of the Company or any of its subsidiaries, without the express written consent of the Board.

         11. Miscellaneous Provisions.

               A. Notice. Notices and all other communications contemplated by this Agreement shall be in writing, shall be effective when given, and in any event shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) three business days after deposit in the U.S. mail, if mailed by U.S. registered or certified mail, return receipt requested, or (iii) one business day after the business day of deposit with Federal Express or similar overnight courier, if so delivered, freight prepaid. In the case of Executive, notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its General Counsel.

               B. Notice of Termination. Any termination by the Company or Executive shall be communicated by a notice of termination to the other party hereto given in accordance with paragraph A hereof. Such notice shall indicate the specific termination provision in this Agreement relied upon.


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


               C. Successors.


                  [1] Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall be entitled to assume the rights and shall be obligated to assume the obligations of the Company under this Agreement and shall agree to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (i) or which becomes bound by the terms of this Agreement by operation of law.

                  [2] Executive's Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

               D. No Other Assignment of Benefits. Except as provided in this
Section 11.D, the rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 11.D shall be void.

               E. Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               F. Entire Agreement. Executive acknowledges and reaffirms his obligations contained in the Company's standard form of Proprietary Information Agreement, which was previously executed by Executive (or, if Executive has not previously executed such agreement, by which Executive hereby agrees to be bound in consideration for the mutual agreements herein), which includes, without limitation, obligations regarding confidential information, noncompetition and non-solicitation. If there is any conflict between the terms of this Agreement and the Proprietary Information Agreement, the terms of the more restrictive provisions shall control. This Agreement and the Proprietary Information Agreement collectively contain the entire understanding of the parties with respect to the subject matter hereof and supersede any prior understandings or agreements between the parties with respect to such subject matter.

               G. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               H. Governing Law; Arbitration. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado as they apply to contracts entered into and wholly to be performed within such state by residents of such state. Except as set forth in Section 8.E of this Agreement, any dispute or controversy arising under or in connection with this Agreement, including, without limitation, any claim that Executive has been discriminated against in violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employees Retirement Income Security Act of 1974, the Family and Medical Leave Act or any other federal or state law, whether statutory or common law, shall be settled exclusively by arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. No party shall be entitled to seek or be awarded punitive damages. All attorneys' fees and costs shall be allocated or apportioned by the parties, and in the absence of any agreement or allocation or apportionment shall be awarded to the prevailing party.

               I. Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

               J. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                 HIGH SPEED ACCESS CORP.


                                 By:
                                         ---------------------------------------
                                         Daniel J. O'Brien

                                 Title:  Chief Executive Officer/President



                                 EXECUTIVE



                                 -----------------------------------------------
                                 JOHN HUNDLEY




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